UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 19, 2018

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55334	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(Address of principal executive offices and zip code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined  in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 COHBAR, INC.

FORM 8-K

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 19, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders: (i) elected Albion Fitzgerald, Jon Stern, Nir Barzilai, Pinchas Cohen and John Amatruda to the Company’s Board of Directors, each to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) approved an amendment to the Company’s Amended and Restated 2011 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder; and (iv) elected Philippe Calais to the Company’s Board of Directors to serve until the next annual meeting of stockholders or until his successor is duly elected and qualified. Each of the foregoing proposals received a sufficient number of votes to be approved at the Annual Meeting.

The following is a summary of the voting results for each matter submitted to the stockholders:

Proposal 1. Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Albion Fitzgerald	20,652,751	86,047	2,586,799
Jon Stern	20,648,833	89,965	2,586,799
Nir Barzilai	20,655,133	83,665	2,586,799
Pinchas Cohen	20,652,651	86,147	2,586,799
John Amatruda	20,655,133	83,665	2,586,799

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,311,758	2,897	10,942	-

 Proposal 3. Approval of an Amendment to the Company’s Amended and Restated 2011 Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,594,930	119,477	42,615	2,568,575

Proposal 4. Election of Director

Name	Votes For	Votes Withheld	Broker Non-Votes
Philippe Calais	14,202,054	5,000	7,428,225

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.
(Registrant)

June 21, 2018	By:	/s/ Jeffrey F. Biunno
(Date)		Jeffrey F. Biunno Chief Financial Officer

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